SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 26th day of October, 2017, by and among Salon Media Group, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 870 Market Street, San Francisco, California 94102, and the purchasers whose names and addresses are set forth on Schedule I attached hereto (collectively, the "Purchasers" and each a "Purchaser").

WHEREAS, the Company desires to raise immediately available funds to serve as a bridge to the 2017 equity capital raise (referred to herein as the "2017 capital raise") of the Company through the issuance and sale of convertible notes of the Company in the form attached hereto as Exhibit A (the "Notes"), which Notes shall be, in accordance with the terms of the Notes, convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock") (as converted, the "Conversion Shares");

WHEREAS, each Purchaser wishes to purchase, severally but not jointly, and the Company wishes to sell to each Purchaser, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Purchaser's name on Schedule I (which aggregate principal amount for all Purchasers shall not exceed $1,000,000); and

WHEREAS, the Notes and the Conversion Shares collectively are referred to herein as the "Securities."

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each of the Purchasers agree as follows:

SECTION 1. Authorization of Sale of the Notes. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of the Notes.

SECTION 2. Agreement to Sell and Purchase the Notes. The Company shall issue and sell to the Purchasers and the Purchasers shall buy from the Company, upon the terms and conditions hereinafter set forth, the aggregate principal amount of Notes set forth opposite its name on Schedule I. The purchase price (the "Purchase Price") for the Notes to be purchased by each Purchaser shall be equal to $10,000 for each $10,000 of principal amount of Notes being purchased by such Purchaser at the Closing (as hereinafter defined). The Notes are mandatorily convertible into shares of Common Stock of the Company at the time of the closing of the 2017 capital raise; it being understood that the Notes will be convertible into shares of Common Stock at a price equal to 70% of the price at which shares of Common Stock are sold in the 2017 capital raise. If, after 120 days from the Closing Date (as hereinafter defined), the 2017 capital raise shall not have been completed, then in that event, the price per share at which the Notes will be converted will be reduced by 2% on the first day of each month; provided, however, that the price per share at which the Notes will be converted shall never be less than the greater of (A) 60% of the price at which shares of Common Stock are sold in the 2017 capital raise and (B) the price per share paid by investors in the most recently consummated offering of the Company's Common Stock.

SECTION 3. Delivery of the Securities at the Closing.

3.1 The Closing. The completion of the purchase and sale of the Notes (the "Closing") shall occur at the offices of Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019 on a date (the "Closing Date") to be determined by the Company.

3.2 Deliverables. At the Closing, each Purchaser shall deliver, in immediately available funds, the aggregate Purchase Price for the Notes being purchased hereunder by such Purchaser by wire transfer to an account designated by the Company, and the Company shall deliver to the applicable Purchaser one or more Notes registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, in the principal amounts as such Purchaser shall have requested prior to the Closing, bearing an appropriate legend referring to the fact that the Notes were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and duly executed on behalf of the Company.

3.3 Conditions to Company's Obligations to Close. The Company's obligation to complete the purchase and sale of the Notes and deliver such Notes to each Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds of the aggregate Purchase Price of the Notes being purchased hereunder; (b) the accuracy of the representations and warranties made by the Purchasers as of the date of this Agreement; and (c) the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing.

3.4 Conditions to Purchaser's Obligations to Close. Each Purchaser's obligation to accept delivery of such Notes and to pay for the Notes shall be subject to the following conditions: (a) each of the representations and warranties of the Company made herein shall be accurate as of the date of this Agreement; (b) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein were true and correct as of the date of this Agreement and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; and (c) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Notes that they have agreed to purchase from the Company pursuant to the Agreement.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the representations, warranties and statements contained in this Section 4 are true and correct as of the date hereof.

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein). The Company has no subsidiaries and does not own any capital stock or other equity

securities in any other entity, except instruments or interests held by the Company solely for investment.

4.2 Reporting Company; Form S-1. The Company is not an "ineligible issuer" (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Conversion Shares for resale by the Purchaser on a registration statement on Form S-1 under the Securities Act (the "Registration Statement"). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed all reports required thereby with the Securities and Exchange Commission (the "Commission"). To the Company's knowledge, there exist no facts or circumstances that reasonably could be expected to prohibit or delay the preparation and filing of a Registration Statement on Form S-1 that can be made available for the resale of the Conversion Shares by the Purchaser.

4.3 Capitalization. As of the date hereof, the authorized, issued and outstanding share capital of the Company is as set forth on Schedule 4.3 hereto. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and have been issued in compliance with all corporate laws, and U.S. federal and U.S. state securities laws and regulations. Except for Notes issuable under the Agreement, and except as otherwise publicly disclosed, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, or convertible securities.

4.4 Authorization and Description of the Securities. The Notes have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement, by means of the Board of Director resolutions, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. Upon conversion in accordance with the Notes, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Encumbrances (as defined below) with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock. The shares of Common Stock conform in all material respects to the description set forth in its Exchange Act filings. No holder of the Notes will be subject to personal liability by reason of being a holder and the issuance of the Notes is not subject to the preemptive or other similar rights on any security holder of the Company. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Notes or the issuance of the Conversion Shares to be sold by the Company as contemplated herein. For purposes hereof, "Encumbrances" means pledges, liens, charges, security interests, mortgages, restrictions and encumbrances, other than the restrictions on transfer under state and/or federal securities laws.

4.5 Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement, and perform the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its

terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies.

4.6 No Defaults or Consents.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Notes) will not violate any provision of the certificate of incorporation or bylaws of the Company, and will not result in the creation of any Encumbrances upon any assets of the Company pursuant to the terms or provisions of, will not give rise to a right to terminate or accelerate the due date of any payment due under, will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, or require a consent or waiver (except for such consents or waivers which have already been obtained and are in full force and effect) under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected and in each case that would have a Material Adverse Effect (as defined below) or, to the Company's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any of its properties.

(b) No filing with, or consent, approval, authorization, license, registration, qualification, decree or other order of any court, regulatory body, administrative agency or other governmental agency or body in the United States or elsewhere is necessary or required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement other than such consents, approvals or authorizations which have been obtained or will be obtained prior to the Closing (as applicable), and except for compliance with U.S. federal, U.S. state securities or "blue sky" laws, applicable to the offering of the Notes.

(c) For the purposes of this Agreement the term "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or that are generally applicable to the industry in which the Company operates, provided that such effects do not adversely affect the Company in a disproportionate manner, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

4.7 Accountants. Burr Pilger Mayer, Inc., who has expressed its opinion with respect to the financial statements contained in the Company's Annual Report on Form 10-K for the year ended March 31, 2017, are registered independent public accountants as required by the

Securities Act and the rules and regulations promulgated thereunder (the "1933 Act Rules and Regulations") and by the rules of the Public Accounting Oversight Board.

4.8 Contracts. The material contracts to which the Company is a party have been filed by the Company in its Exchange Act filings and (a) all such contracts have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws; (b) all such contracts will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration of, any such contract; and (d) no party has repudiated any provision of any such contract.

4.9 No Actions. Except as disclosed in the Company's Exchange Act filings, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent, that might reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10 Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.11 Tax Returns. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.12 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.13 Offering Materials. None of the Company, its officers and directors has distributed or will distribute prior to the Closing Date any offering material, including any "free writing prospectus" (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Notes.

4.14 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.15 Additional Information.

(a) The information contained in its Exchange Act filings, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

(b) Its Exchange Act filings and the documents incorporated by reference therein or attached as exhibits thereto, at the time they became effective or were filed or furnished with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the "1934 Act Rules and Regulations" and, together with the 1933 Act Rule and Regulations, the "Rules and Regulations"). In the past twelve (12) calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

4.16 Price of Shares of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that would reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

4.17 Use of Purchaser Name. Except as otherwise required by applicable law or regulation the Company shall not use the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

4.18 Financial Statements. The financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal

year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles. The Company does not have any material Liability (as defined below) (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for liabilities set forth on the face of the balance sheet (rather than in any notes thereto) for the fiscal year ended March 31, 2017. For purposes hereof, "Liability" means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes.

4.19 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

SECTION 5. Representations, Warranties and Covenants of the Purchaser. Each of the Purchasers, severally and not jointly, represents and warrants to, and covenants with, the Company that:

5.1 Investor Status. The Purchaser is an institutional "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2 Experience of the Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Notes, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Notes, has undertaken an independent analysis of the merits and the risks of an investment in the Notes, based on the Purchaser's own financial circumstances. The Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Notes and to ask questions of, and receive answers from, the Company concerning such information.

5.3 No Public Sale or Distribution. The Purchaser is acquiring the number of Notes set forth on Schedule I, and upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, and for his, her or its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or

understanding with any other persons regarding the distribution of such Securities. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities or "blue sky" laws.

5.4 Information. The Purchaser has, in connection with its decision to purchase the number of Notes set forth on Schedule I, relied solely upon the Company's Exchange Act filings and the representations and warranties of the Company contained herein.

5.5 Reliance on Exemptions. The Purchaser understands that the Notes are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities or "blue sky" laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.

5.6 Confidentiality. The Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of U.S. federal securities laws. This obligation will terminate upon the filing by the Company of a press release or press releases announcing the offering. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose.

5.7 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

5.8 Risk of Loss. The Purchaser understands that its investment in the Notes involves a significant degree of risk, including a risk of total loss of the Purchaser's investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser's purchase of the Notes. The Purchaser understands that the market price of the shares of Common Stock has been volatile and that no representation is being made as to the future value of the shares of Common Stock.

5.9 Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities will bear a restrictive legend in substantially the following form:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 8(e) AND 10(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 8(e) OF THIS NOTE."

5.10 Other Legends. The Purchaser also understands that the Securities will bear any other legends required by applicable state securities or "Blue Sky" laws.

5.11 Stop Transfer. The certificates representing the Securities will be subject to a stop transfer order with the Company's transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements.

5.12 Residency. The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on Schedule I.

5.13 Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, and (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the

Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor's rights and the application of equitable principles relating to the availability of remedies.

SECTION 6. Register; Transfer Agent Instructions. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such person. The Company shall keep the register open and available during business hours for inspection by the Purchaser or its legal representatives upon prior written notice.

SECTION 7. Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the Notes delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Notes being purchased and the payment therefor.

SECTION 8. Independent Nature of Purchasers' Obligations and Rights. The obligations of each of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreement. The decision of each Purchaser to purchase the Notes pursuant to the Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Notes or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be as addressed as follows:

(a) if to the Company, to:

Salon Media Group, Inc.
870 Market Street
San Francisco, California 94102
Attention: Jordan Hoffner, Chief Executive Officer
E-mail: Jordan.Hoffner@salon.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, at its address as set forth on Schedule I, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such

matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 16. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses, if any, related to the transactions contemplated by this Agreement.

SECTION 17. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company. No other person shall acquire or have any right under or by virtue of this Agreement. The term "successor and assigns" shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement.

SECTION 18. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 19. Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SALON MEDIA GROUP, INC., as the Company,

By: /s/ Jordan Hoffner
Name: Jordan Hoffner
Title: Chief Executive Officer

[*signatures follow*]

SPEAR POINT CAPITAL FUND LP, as a Purchaser,

By: /s/ Trevor Colhoun

Name: Trevor Colhoun

Title: Managing Member

Address:

400 Poydras Suite 2100
New Orleans, LA 70130
504-252-1369/fax
Info@spearpointllc.com

Schedule I

Purchasers

Purchaser	**Aggregate Principal Amount of Notes**	**Address and Facsimile**
Spear Point Capital Fund LP	$125,000	400 Poydras Suite 2100 New Orleans, LA 70130 504-252-1369 Info@spearpointllc.com

Remainder of schedule on file with the Company

ERIKA L. TANENBAUM, as a Purchaser,

/s/ Erika L. Tanenbaum

Address:

c/o Elizabeth M. Scofield
1579 Merryweather Drive
Bethlehem PA 18015

Schedule I

Purchasers

Purchaser	Aggregate Principal Amount of Notes	Address and Facsimile
Erika L. Tanenbaum	$62,500	c/o Elizabeth M. Scofield 1579 Merryweather Drive Bethlehem, PA 18015

Remainder of schedule on file with the Company

HILARY C. TANENBAUM, as a Purchaser,

/s/ Hilary C. Tanenbaum

Address:

c/o Elizabeth M. Scofield
1579 Merryweather Drive
Bethlehem PA 18015

<u>Schedule I</u>

Purchasers

Purchaser	Aggregate Principal Amount of Notes	Address and Facsimile
Hilary C. Tanenbaum	$62,500	c/o Elizabeth M. Scofield 1579 Merryweather Drive Bethlehem, PA 18015

Remainder of schedule on file with the Company

Schedule 4.3

Capitalization

Please refer to the Company's reports filed with the Commission under the Exchange Act.

EXHIBIT A

Form of Note

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE OR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 8(e) AND 10(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 8(e) OF THIS NOTE.

CONVERTIBLE PROMISSORY NOTE

$62,500 October 26, 2017

FOR VALUE RECEIVED, Salon Media Group, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Erika L. Tanenbaum or her registered assigns ("Holder"), the principal sum of $62,500 with interest on the outstanding principal amount at the rate of ten percent (10%) per annum (computed on the basis of actual calendar days elapsed and a year of 360 days) or, if less, at the highest rate of interest then permitted under applicable law, not compounded. Interest shall commence with the date hereof and shall continue on the outstanding principal of this Convertible Promissory Note (this "Note") until paid or converted in accordance with the provisions hereof.

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings provided therefor in the Agreement (as defined below).

2. Note Purchase Agreement. This Note is issued pursuant to the terms of that certain Securities Purchase Agreement (the "Agreement"), dated as of October 26, 2017, by and among the Company and the Purchasers named in Schedule I thereto. This Note is one of a series of notes (the "Notes") having like tenor and effect (except for variations necessary to express the name of the holder, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

3. Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the first (1st) anniversary of the date hereof (the "Maturity Date").

4. Payments.

(a) Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Prepayment. Prepayment of principal under this Note without the express written consent of Holder is not permitted. The Company may, at any time, prepay any accrued interest on this Note through the date of prepayment. All prepayments shall be made on a pro rata basis among the holders of all Notes.

5. Repayment Upon Acquisition. In the event that the Company sells, conveys or otherwise disposes of all or substantially all of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity (an "Acquisition"), then all outstanding indebtedness under this Note shall, at the option of Holder, either (a) become immediately due and payable immediately prior to the closing of the Acquisition, senior in preference to any payment in respect of any equity or debt security of the Company, at the rate of one and a half (1.5) times its outstanding principal amount or (b) convert into a number of shares of common stock of the Company, rounded down to the nearest whole share, obtained by dividing the indebtedness so converted by the price per share obtained by dividing the implied valuation of the Company at the time of such Acquisition by the fully-diluted number of shares of common stock of the Company (excluding all shares reserved for issuance but unissued pursuant to stock incentive plans and assuming the exercise and conversion of all outstanding exercisable or convertible securities (other than the Notes or any other convertible debt)) immediately prior to the closing of the Acquisition. The Company agrees to give Holder, not less than ten (10) days prior to the consummation thereof, notice of the terms and conditions of any proposed Acquisition and the definitive agreements pursuant to which such Acquisition is proposed to be consummated.

6. Repayment or Conversion Upon Maturity. In the event that any indebtedness under the Notes remains outstanding on the Maturity Date, then, at the option of Holder, at any time on or after the Maturity Date, all outstanding indebtedness under the Notes shall either (i) become immediately due and payable in cash, or (ii) convert into a number of shares of common stock of the Company, rounded down to the nearest whole share, obtained by dividing the indebtedness so converted by the price per share obtained by dividing the valuation of the Company on the Maturity Date by the fully-diluted number of shares of common stock of the Company (including shares reserved for issuance pursuant to stock incentive plans and all outstanding options, warrants and securities convertible into common stock (other than the Notes or any other convertible debt)) immediately prior to the Maturity Date. Absent an election by Holder of either of the foregoing options, all indebtedness under this Note shall remain outstanding subject to the terms of this Note including the continued accrual of interest.

7. Conversion upon a Qualified Financing.

(a) Conversion into Financing Securities.

(i) In the event that the Company sells equity securities (the "Financing Securities") to one or more investors, in a transaction or series of related transactions, resulting in aggregate proceeds to the Company (excluding cancellation of indebtedness under the Notes or any other convertible debt) of at least $1,000,000 (a "Qualified Financing"), then all outstanding indebtedness under this Note shall automatically convert, at the closing (the "Closing") of and on the same terms and conditions of the Qualified Financing, into a total number of shares of Financing Securities, rounded down to the nearest whole share, obtained by dividing the indebtedness so converted by the Conversion Price (as defined below).

(ii) The "Conversion Price" shall (A) if the Qualified Financing occurs on or before the four month anniversary hereof, be equal to seventy percent (70%) of the price per share paid for the Financing Securities in the Qualified Financing; and (B) if the Qualified Financing occurs after the four month anniversary hereof, be equal to seventy percent (70%) less two percent (2%) per each month after the four month annniversary hereof, of the price per share paid for the Financing Securities in the Qualified Financing; provided, however, that the Conversion Price shall never be less than the greater of (A) sixty percent (60%) of the price per share paid by the Financing Securities in the Qualified Financing and (B) the price per share paid by investors in the most recently consummated offering of the Company's common stock.

(b) Ancillary Agreements. In connection with a conversion pursuant to Section 7(a), Holder agrees to execute and deliver to the Company any documents reasonably requested by the Company to be executed by the investors in the Qualified Financing, including without limitation a stock purchase agreement, an investors' rights agreement, a right of first refusal and co-sale agreement and a voting agreement, thereby agreeing to be bound by all obligations and receive all rights thereunder.

8. Conversion Procedures.

(a) Effectiveness of Conversion. At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of capital stock issuable upon such conversion.

(b) Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such denomination or denominations as Holder has specified.

(c) No Fractional Shares. If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(d) Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock. Upon conversion of this Note, the Company

shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(e) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 8, following conversion of any portion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Company unless (x) the full outstanding indebtedness represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 8(a)) or (y) Holder has provided the Company with prior written notice requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the outstanding principal and interest converted and/or paid and/or adjusted (as the case may be) and the dates of such conversions and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to Holder and the Company, so as not to require physical surrender of this Note upon conversion.

9. Restrictions on Transfer.

(a) The securities represented by this Note are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. The securities represented by this Note have not been and will not be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Holder will not be able to resell or otherwise transfer the securities represented by this Note unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

(b) Each Holder agrees not to make any disposition of all or any portion of the securities represented by this Note unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 8(e) and any other agreement which the purchasers of Financing Securities are required to execute and deliver in connection with the Qualified Financing, and:

(i) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

Notwithstanding the provisions of Section 9(b)(i) and 9(b)(ii), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any

such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Holder of this Note.

10. Reissuance of this Note.

(a) Transfer. If this Note is to be transferred, Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of Holder a new Note (in accordance with Section 10(d)), registered as Holder may request, representing the outstanding principal being transferred by Holder and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with Section 10(d)) to Holder representing the outstanding principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 8(e) following conversion or redemption of any portion of this Note, the outstanding principal represented by this Note may be less than the principal stated on the face of this Note.

(b) Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 10(d)) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 10(a) or Section 10(c), the principal designated by Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the issuance date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest, if any, on the principal and interest of this Note, from the issuance date.

11. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within ten (10) Business Days of the Company's receipt of Holder's written notice to the Company of such failure to pay;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all

or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(d) Breach of Agreements. Unless waived by Holders holding at least a majority in aggregate principal amount of Notes outstanding (the "Majority Holders"), the Company's material breach of any representation, covenant or agreement contained in this Note or the Agreement, which such breach is not cured by the Company within ten (10) Business Days after written notice thereof is given to the Company by Holder.

12. Rights of Holder upon Event of Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, upon the written consent of the Majority Holders, Holder may declare all outstanding indebtedness payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, upon the written consent of the Majority Holders, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

13. Governing Law. This Note is to be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts of law provisions thereof.

14. Amendment and Waiver. No modification or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and Holder.

15. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8 of the Agreement.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Assignment. The Company shall not have the right to assign its rights and obligations hereunder or any interest herein.

18. Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in

this Note shall be cumulative and in addition to all other remedies available under this Note and the Agreement. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

19. Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable law, the interest rate shall be reduced to the maximum rate permitted, and if Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to the Company.

[*signature page follows*]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

Salon Media Group, Inc.

By:________________________________

Name: Jordan Hoffner

Title: Chief Executive Officer